UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2008 (July 31, 2008)

Lightwave Logic, Inc.

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 (Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Annand Dr., Suite #16, Wilmington, Delaware	19808
(Address of principal executive offices)	(Zip Code)

 Registrant's telephone number, including area code:   (302) 998-8824

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers

(b) On July 31, 2008, Harold R. Bennett resigned as Lightwave Logic, Inc.’s (the “Company”) chief executive officer and as a member of its board of directors.

On August 1, 2008, the Company’s board of directors appointed Mr. James S. Marcelli the Company’s chief executive officer and as a member of the Company’s board of directors. Mr. Marcelli’s term as a member of the board of directors will continue until the next annual stockholder’s meeting or until his successor is duly appointed.

There are no arrangements or understandings between Mr. Marcelli and any other persons pursuant to which he was appointed the Company’s chief executive officer and as a member of the Company’s board of directors. There is no family relationship between Mr. Marcelli and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The board of directors has no specific committees of the board of directors at this time.

In exchange for serving as the Company’s chief executive officer and as a member of the Company’s board of directors, pursuant to a written agreement, Mr. Marcelli shall receive as compensation, among other things, a base salary of $14,500 per month; a stock award of 200,000 shares of restricted Company common stock due on August 1, 2008; and an option to purchase up one million fifty thousand (1,050,000) shares of restricted Company common stock at the strike price of $1.75 per share. The options vest quarterly over three years in equal installments of 87,500 shares per quarter beginning November 1, 2008.

Since 2000, Mr. Marcelli has served as the president and chief executive officer of Marcelli Associates, a consulting company that offers senior management consulting, mentoring, and business development services to start-up and growth companies. Business segments Mr. Marcelli has worked with included an Internet networking gaming center, high speed custom gaming computers, high tech manufacturing businesses and business service companies.

The Company has not entered into any transactions with Mr. Marcelli that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Description

10.1

Employment Agreement – James S. Marcelli

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By: /s/ Frederick Goetz

      Frederick Goetz, President

Dated August 5, 2008